Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces Fourth Quarter 2023 Results

Newton, MA (February 15, 2024): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended December 31, 2023, which can be found at the Quarterly Results section of OPI’s website at https://www.opireit.com/investors/financial-information/default.aspx.
A conference call to discuss OPI's fourth quarter results will be held on Friday, February 16, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 328-1172 or (412) 317-5418 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 6978870. A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. The archived webcast will be available for replay on OPI’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of OPI.

About Office Properties Income Trust:
OPI is a national REIT focused on owning and leasing high quality office and mixed-use properties in select growth-oriented U.S. markets. As of December 31, 2023, approximately 64% of OPI's revenues were from investment grade rated tenants. OPI owned 152 properties as of December 31, 2023, with approximately 20.5 million square feet located in 30 states and Washington, D.C. In 2023, OPI was named as an Energy Star® Partner of the Year for the sixth consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of December 31, 2023, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 219-1410

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.